Exhibit 7.2(b)

                      List of MainStreet Real Estate Leases

                                 [See Attached]

                                 EXHIBIT 7.2(B)
                               LIST OF MAINSTREET
                               REAL ESTATE LEASES


                                                                                 (4/98-3/99)  (4/99-3/00)
                                                                                 Predicated   Predicated   (4/00-3/01)
                                                 Month      Month      Type of     FY 1999      FY 2000   Predicated FY
Practice Location   #     Lessor                Started    Ending       Lease      Expense      Exense    2001 Expenses
-----------------   -     ------                -------    ------       -----      -------      ------    -------------
Tucker              002   MainStreet Healthcare  Apr-96    Mar-05     Standard    48,068.88    48,068.88   48,068.88
2352 Main Street          2370 Main Street
Tucker, GA 30084          Tucker, GA 30084

Stone Mountain      003   Dr. Harold Holloway    May-96    Apr-01     Standard    34,733.16    34,733.16   34,733.16
1324 Rockbridge Rd        130 Mockingbird Dr.
Stone Mt., GA             Amercus, GA 31709
30087

Covington           004   Dr. Edward R. Bailey   Apr-96    Mar-01     Standard    36,000.00    36,000.00   36,000.00
4168 Tate Street          1840 Ridgemill Terr
Covington, GA             Dacula, GA 30211
30209

Lawrenceville       005   Dr. M.T. Bagheri       Nov-97    Oct-99     Standard    30,557.85    16,334.61   n/a
719 Scenic Hwy            719 Scenic Hwy
Suite B & C               Suite A
Lawrenceville, GA         Lawrenceville, Ga
30045                       30045

Knoxville (West)    007   Lay Properties         Dec-96    Nov-01     Standard    91,006.00    91,006.00   91,006.00
10412 Kingston Pike       1463 N Campbell
Knoxville, TN                Start Rd.
  37912                   Knoxville, TN 37932

Knoxville (North)   007   Lay Properties         Dec-96    Nov-01     Standard    54,000.00    54,000.00   54,000.00
108B Inskip Drive         1453 N Campbell
Knoxville, TN               Start Rd
   37912                  Knoxville, TN 37932

Austell             008   BAC Properties         Jan-97    Dec-01     Standard    54,000.00    54,000.00   54,000.00
1678 Mulkey Road          1676 Mulkey Road
Suites A&B                Suite D
Austell, GA 30001         Austell, GA 30001

Snellville          010   Robert Robinson        Jan-97    Dec-02     Sublease    58,710.00    58,710.00   58,710.00
2270 Oak Road             P.O. Box 6279
Snellville, GA            Fernandina Beach, FL
  30278                    32035

Conyers             011   Dr. Ellis/Petit        Jan-97    Dec-02     Sublease    54,000.00    54,000.00   54,000.00
1491 Old Salem Rd         Partnership
Conyers, GA 30208         535 Cooper Road
                          Loganville, GA 30052

Auburn              012   Columbia Barrow        Jan-98    Dec-98     Standard    8,937.00     n/a         n/a
12 Seventh Street         Med Ctr.
Auburn, GA 30203          316 North Broad St
                          Winder, GA 30680

Snapfinger          014   Mildred L. Davis       Mar-97    Monthly    Standard    1,100.00     n/a         n/a
6014 Snapfinger           3551 Knotsberry Lane                                  (Per Month)
   Woods                  Duluth, GA 30135
Decatur, GA 30035

Univ. Diagnostics   015   Dr. Robert F. Eaves    Apr-95    Annual     Sublease    12,000.00    n/a         n/a
2390 Main Street          5394 Leather Stking
Tucker, GA 30084             Lane
                          Stone Mtn. GA 30087


                                 EXHIBIT 7.2(B)
                               LIST OF MAINSTREET
                               REAL ESTATE LEASES
                                  (CONTINUED)

                                                    (4/01-3/02)   (4/02-Forward)
                                                   Predicated FY     Future
Practice Location   #     Lessor                   2002 Expenses   Obligation)
-----------------   -     ------                   -------------   -----------
Tucker              002   MainStreet Healthcare     48,068.88       192,275.52
2352 Main Street          2370 Main Street
Tucker, GA 30084          Tucker, GA 30084

Stone Mountain      003   Dr. Harold Holloway       2,894.43        n/a
1324 Rockbridge Rd        130 Mockingbird Dr.
Stone Mt., GA             Amercus, GA 31709
30087

Covington           004   Dr. Edward R. Bailey      n/a             n/a
4168 Tate Street          1840 Ridgemill Terr
Covington, GA             Dacula, GA 30211
30209

Lawrenceville       005   Dr. M.T. Bagheri          n/a             n/a
719 Scenic Hwy            719 Scenic Hwy
Suite B & C               Suite A
Lawrenceville, GA         Lawrenceville, Ga
30045                       30045

Knoxville (West)    007   Lay Properties            60,672.00       n/a
10412 Kingston Pike       1463 N Campbell
Knoxville, TN                Start Rd.
  37912                   Knoxville, TN 37932

Knoxville (North)   007   Lay Properties            36,000.00       n/a
108B Inskip Drive         1453 N Campbell
Knoxville, TN               Start Rd
   37912                  Knoxville, TN 37932

Austell             008   BAC Properties            54,000.00       n/a
1678 Mulkey Road          1676 Mulkey Road
Suites A&B                Suite D
Austell, GA 30001         Austell, GA 30001

Snellville          010   Robert Robinson           58,710.00       44,032.50
2270 Oak Road             P.O. Box 6279
Snellville, GA            Fernandina Beach, FL
  30278                    32035

Conyers             011   Dr. Ellis/Petit           54,000.00       40,500.00
1491 Old Salem Rd         Partnership
Conyers, GA 30208         535 Cooper Road
                          Loganville, GA 30052

Auburn              012   Columbia Barrow           n/a             n/a
12 Seventh Street         Med Ctr.
Auburn, GA 30203          316 North Broad St
                          Winder, GA 30680

Snapfinger          014   Mildred L. Davis          n/a             n/a
6014 Snapfinger           3551 Knotsberry Lane
   Woods                  Duluth, GA 30135
Decatur, GA 30035

Univ. Diagnostics   015   Dr. Robert F. Eaves       n/a             n/a
2390 Main Street          5394 Leather Stking
Tucker, GA 30084             Lane
                          Stone Mtn. GA 30087